Securities and Exchange Commission
Washington, D.C. 20549
_______________________________
FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 9, 2005

Chesapeake Utilities Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-11590	51-0064146
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

909 Silver Lake Boulevard, Dover, Delaware 19904
(Address of principal executive offices, including Zip Code)

(302) 734-6799
(Registrant's Telephone Number, including Area Code)

_______________________________________________________________
(Former name, former address and former fiscal year, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On December 9, 2005, the Board of Directors of Chesapeake Utilities Corporation (the “Company”) approved the promotion of Paul M. Barbas to Chief Operating Officer, effective January 1, 2006. Mr. Barbas will continue to serve as Executive Vice President of the Company and will hold the titles Executive Vice President and Chief Operating Officer. In his new position, Mr. Barbas will serve as the Company’s Principal Operating Officer.

Previously, the Company’s natural gas and propane business unit leaders reported directly to the President and Chief Executive Officer. Following the promotion, the business unit leaders will report to Mr. Barbas, who will assume the direct oversight of day-to-day operations of all of the Company’s various business units, while continuing to focus on operational excellence throughout all Company operations, and further shaping the Company's strategic business direction.

Mr. Barbas, age 49, has been employed by Chesapeake Utilities Corporation since August of 2003. He served as Vice President until October of 2003, at which time the Board of Directors promoted him to Executive Vice President.

Mr. Barbas has an employment agreement with the Company, which was included as an exhibit to the Company’s 2004 Form 10-K filed with the Securities Exchange Commission on March 16, 2005.

A copy of the Company’s press release, which was distributed on December 13, 2005 announcing Mr. Barbas’ promotion, is attached hereto as Exhibit 99.1 and incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Chesapeake Utilities Corporation

/s/ Michael P. McMasters
—————————————
Michael P. McMasters
Senior Vice President and Chief Financial Officer

Date: December 14, 2005